Exhibit 4.1.

                                 WATERCHEF, INC.
                             A DELAWARE CORPORATION
                              RESOLUTION ADOPTED BY
                         WATERCHEF'S BOARD OF DIRECTORS

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THE  UNDERSIGNED,  being all Directors of WaterChef,  Inc. (The  "Corporation"),
hereby consent to the following action and adopt the following recitals and resolution as of August 21, 2000.

WHEREAS the Board of Directors has determined that it is in the best interest of the Corporation and its stockholders to adopt the following resolution:

         RESOLVED, that WaterChef management is authorized to enter into a Consulting Agreement with FM Computer Technology, LLC and to structure a new Division of WaterChef, to be called WaterChef Sales, whose mission will be to grow the revenues of the water cooler business through aggressive marketing of the Company's cooler products. FM Computer Technology, LLC shall designate one of its members to act as Vice President, General Manager of the new Division. FM Computer Technology, LLC will be compensated with commission of 10% of net sales produced through their efforts, which commission may be paid, at the option of the Consultant in cash or stock.

         To the extent that FM Computer Technology, LLC makes investment of working capital in the Company for the purpose of funding the profitable growth of the Division, such capital infusion may, at the Consultant's option, be treated as a loan or as equity. If equity, the #144 shares to be issued shall be priced at 50% of the then current market price.

THE UNDERSIGNED direct that this consent be filled with the minute of the proceedings of the Board Of Directors of the Corporation.

/S/ DAVID A. CONWAY
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David A. Conway

/S/ MARTIN CLARE
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Martin Clare

/S/ RICHARD P. FARKAS
-------------------
Richard P. Farkas

/S/ HENRY SCHWARTZ
-------------------
Henry Schwartz

/S/ MARSHALL STERMAN
-------------------
Marshall Sterman